UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2014

RealBiz Media Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2690 Weston Road, Suite 200 Weston, FL 33331
(Address of Principal Executive Offices)

(954) 888-9779

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2014, Realbiz Media Group, Inc. (the “Company”) entered into an Asset Sale Agreement with ReachFactor, Inc. (“ReachFactor”) and its two principals, Suresh Srinivasan and Arun Srinivasan pursuant to which the Company acquired substantially all of the assets of ReachFactor and the Company assumed certain liabilities of ReachFactor not to exceed $25,000 in consideration of the Company’s issuance to ReachFactor of 2,000,000 shares of the Company’s common stock. The acquisition of the assets is subject to an unwind at the option of Suresh Srinivasan and Arun Srinivasan if on or prior to the date that is six months after the closing of the Asset Sale Agreement, the Company terminates the employment of either of Suresh Srinivasan and/ or Arun Srinivasan (each referred to as an “Executive”) without cause or either Executive terminates his employment for Good Reason. In the event of an unwind the assets revert back to ReachFactor and the 2,000,000 shares of stock revert back to the Company.

As a condition to the closing of the Asset Sale Agreement, the Company also entered into an employment agreement with each of Suresh Srinivasan (the “Suresh Employment Agreement”) and Arun Srinivasan (the “Arun Employment Agreement”). Under the terms of the Suresh Employment Agreement, Suresh Srinivasan has been retained to serve as Chief Operating Officer of the Company for a term of 36 months commencing May 27, 2014. Under the terms of the Arun Employment Agreement, Arun Srinivasan has been retained to serve as Chief Marketing Officer and Chief Technology Officer of the Company for a term of 36 months commencing May 27, 2014. Each Executive will receive the following compensation: a base salary of $140,000 per year with an automatic increase to $200,000 per year on the earlier to occur of (1) the one year anniversary of his employment or (2) satisfaction of any of certain specified conditions set forth in the agreement. Additionally, each Executive will receive healthcare for himself and his dependent family members with 100% of the premiums paid by the Company, and be eligible for bonus programs commensurate with other senior executives of the Company. Each Executive will be issued 1,000,000 shares of the Company’s common stock which shares will be held in escrow to be released to each of them as follows: ¼ of the shares every three (3) calendar months (on the final business day of the calendar month) and all of the shares immediately upon certain triggering events described in the agreement. If the employment of either Executive is terminated for any reason, the terminated Executive, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if their employment is terminated (1) by the Company without Just Cause (as defined in the Employment Agreement) or by the Executive for Good Reason (as defined in the Suresh and Arun Employment Agreement) then in addition to paying the Accrued Obligations, the vesting of the shares of stock held in escrow shall be accelerated and the shares held in escrow shall be released to the Executive. In the event such a termination occurs within six (6) months of the Closing Date of the Asset Sales Agreement, the Executive may elect (at its sole discretion) to initiate an “unwind event” as described above. Arun Srinivasan was also granted the right to serve as a Board member and to be listed as a Board candidate at the Company’s next annual meeting of shareholders. The Suresh and Arun Employment Agreements also include confidentiality obligations and inventions assignments by each Executive.

The information contained in this Item 1.01 regarding the Asset Sale Agreement, Suresh Employment Agreement and Arun Employment Agreement is qualified in its entirety by the copy of each agreement attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Assets Purchase Agreement the Company agreed to issue 2,000,000 shares of its common stock to ReachFactor and 1,000,000 shares of its common stock to each of Suresh Srinivasan and Arun Srinivasan. For these issuances, the Company intends to rely on the exemption from federal registration under Section 4(a)(2) of the Securities Act, of 1933, as amended, based on the Company’s belief that the offer and sale of the stock has not and will not involve a public offering as each of ReachFactor, Suresh Srinivasan and Arun Srinivasan is an “accredited investor” as defined under Section 501 promulgated under the Securities Act of 1933, as amended, and no general solicitation has been involved in the offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 27, 2014, Suresh Srinivasan, age 41, was appointed Chief Operating Officer of the Company of the Company. In connection with his appointment, Suresh entered into a three-year employment agreement with the Company (the “Suresh Employment Agreement”).   See Item 1.01 for a description of the terms of the Suresh Employment Agreement.

Effective May 27, 2014, Arun Srinivasan, age 42, was appointed Chief Marketing Officer and Chief Technology Officer and a director of the Company. In connection with his appointment, Arun entered into a three-year employment agreement with the Company (the “Arun Employment Agreement”).   See Item 1.01 for a description of the terms of the Arun Employment Agreement.

On May 27, 2014, the board of directors of the Company appointed Suresh Srinivasan, age 41, to the position of Chief Operating Officer.  In 2008, Mr. Srinivasan co-Founded and became the CEO of ReachFactor, an award-winning social media and reputation marketing platform for real estate agents and brokerages. At ReachFactor, Mr. Srinivasan oversaw product development, marketing, and business development for the company as it grew to serve thousands of real estate agents and brokerages across the country. Prior to ReachFactor, Mr. Srinivasan co-founded BroadSpire, a Web hosting and online marketing firm for small businesses and served as its CEO from 1998-2008. In this role he ran product development, marketing, sales and business development functions for the company as it grew to serve over 250,000 international customers in just 8 years. Prior to BroadSpire, Mr. Srinivasan worked in interactive product development and marketing roles at Cendant Corporation and Cendant Software, where he help launch some of those companies' earliest interactive products. Suresh graduated from Stanford University in 1995 with a degree in economics.

On May 27, 2014, the board of directors of the Company appointed Arun Srinivasan, age 42, to the position of Chief Marketing Officer and Chief Technology Officer as well as a Director of the Company. In 2008, Mr. Srinivasan co-founded ReachFactor Inc, an award-winning social media and reputation marketing platform for real estate agents and brokerages.  From 2008 to present, he served as Chief Operating Officer of ReachFactor, overseeing all aspects of its operations as it grew to serve thousands of agents and brokerages across the country. From 1998 to 2008, he was the co-founder and Chief Technology Officer of BroadSpire Inc., one of the largest private website hosting and online marketing companies with over 250,000 clients internationally. In this role, he oversaw service delivery for all clients which included companies such as Paramount Pictures, Boston Beer Company, HBO, Dreamworks, and many of the Fortune 500. Mr. Srinivasan received his Bachelor's Degree in Economics from Yale University.

There are no family relationships between the two Executives and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer; however the two Executives are brothers. Additionally, there have been no transactions involving either Executive that would require disclosure under Item 404(a) of Regulation S-K.

Effective May 27, 2014, Patrick Scheltgen resigned as our Chief Information Officer.

Effective May 27, 2014, Mark Lemon resigned as our Chief Technology Officer.

Item 8.01 Other Events

On May 27, 2014 the Company issued a press release announcing the appointment of Mr. Suresh Srinivasan as the Company’s Chief Operating Officer and the appointment of Mr. Arun Srinivasan as the Company’s Chief Marketing Officer and Chief Technology Officer and a director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Asset Purchase Agreement dated May 24, 2014.*
10.2	Employment Agreement dated May 27, 2014 by and between Suresh Srinivasan and the Company.*
10.3	Employment Agreement dated May 27, 2014 by and between Arun Srinivasan and the Company.*
99.1	Press Release dated May 27, 2014.*

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALBIZ MEDIA GROUP, INC.

Date: May 30, 2014	By:	/s/William Kerby
William Kerby
Chief Executive Officer